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Exhibit 5.1

DLA Piper LLP (US) 1000 Louisiana Street, Suite 2800 Houston, Texas 77002-5005 www.dlapiper.com
T 713.425.8400 F 713.425.8401

May 7, 2018

Epsilon Energy Ltd.
16701 Greenspoint Park Drive, Suite 195
Houston, Texas 77060

Ladies and Gentlemen:

        We have acted as United States counsel to Epsilon Energy Ltd. (the "Company"), a corporation incorporated pursuant to the Business Corporation Act (Alberta) (the "ABCA"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement") relating to, among other things, the proposal of the Company to domesticate (the "Domestication") as a corporation in the State of Delaware (the "Delaware Corporation"). The name of the Delaware Corporation will be "Epsilon Energy, Inc."

        The Company will make an application under Section 189 of the ABCA to change the Company's jurisdiction of incorporation from the Province of Alberta, Canada to the State of Delaware, United States of America, by way of a continuance under Section 189 of the ABCA and complying with Section 388 of the Delaware General Corporation Law (the "DGCL"). The Domestication is subject to the approval of the shareholders of the Company.

        In connection with this opinion letter, we have examined and relied upon (i) the certificate of corporate domestication (the "Certificate of Domestication") to be filed with the Secretary of State of the State of Delaware; (i) the Registration Statement; (ii) the form of certificate of incorporation of the Delaware Corporation to be effective upon the Domestication (the "Certificate of Incorporation"), filed as Exhibit 3.1 to the Registration Statement; (iii) the form of bylaws of Epsilon to be effective upon the Domestication (the "Bylaws"), filed as Exhibit 3.2 to the Registration Statement; (iv) resolutions of the Board of Directors of the Company, dated April 12, 2018, relating to, among other things, the Registration Statement and the Domestication; and (v) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

        In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have assumed the following matters:

          1.     Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act of 1933, as amended (the "Act"); (ii) the shareholders of the Company will have approved, among other things, the Domestication and (iii) all other necessary action will have been taken under the applicable laws of Alberta to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Alberta governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

          2.     The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date) will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

        Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

          1.     Upon the simultaneous effectiveness of the filing of each of the Certificate of Domestication and the Certificate of Incorporation with the Delaware Secretary of State, the Company shall be domesticated as the Delaware Corporation and the Delaware Corporation shall thereafter be subject to all of the provisions of the DGCL, and the existence of the Delaware Corporation shall be deemed to have commenced on the date the Company commenced its existence in the jurisdiction in which the Company was first formed, incorporated, created or otherwise came into being.

          2.     Upon the effectiveness of the Domestication, all outstanding common shares of the Company, no par value, other than common shares held by dissenting shareholders, shall convert on a one-for-one basis, into, and constitute, duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Delaware Corporation.

        We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the proxy circular/prospectus included therein. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit.

Very truly yours,
/s/ DLA Piper LLP (US)

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  Exhibit 5.1